Investor Presentation March 2022 Exhibit 99.1

1 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of Earthstone Energy, Inc. (“ESTE,” “Earthstone” or the “Company”) and its stockholders from the acquisition (the “Bighorn Acquisition”) of certain assets from Bighorn Permian Resources, LLC (“Bighorn”) by Earthstone, the acquisition (the “Chisholm Acquisition” and with the Bighorn Acquisition, the “Acquisitions”) of certain assets from Chisholm Energy Operating, LLC and Chisholm Energy Agent, Inc. (collectively, “Chisholm”) by Earthstone, the private placement (the “PIPE”) of Series A Convertible Preferred Stock by Earthstone in the amount of $280 million, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to integrate the assets acquired in the Acquisitions and achieve anticipated benefits from them; risks relating to any unforeseen liabilities of Earthstone or the assets acquired in the Acquisitions; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and the direct and indirect impact on most or all of the foregoing on the evolving COVID-19 pandemic. Earthstone’s annual report on Form 10-K for the year ended December 31, 2021, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law. This presentation contains estimates of Earthstone’s, Bighorn’s and Chisholm’s 2022 production, capital expenditures and expense guidance. The actual levels of production, capital expenditures and operating expenses may be higher or lower than these estimates due to, among other things, uncertainty in drilling schedules, oil and natural gas prices, changes in market demand for hydrocarbons and unanticipated delays in production and well completions. These estimates are based on numerous assumptions. All or any of these assumptions may not prove to be accurate, which could result in actual results differing materially from estimates. No assurance can be made that any new wells will produce in line with historical performance, or that existing wells will continue to produce in line with Earthstone’s expectations. Earthstone’s ability to fund its 2022 and future capital budgets is subject to numerous risks and uncertainties, including volatility in commodity prices and the potential for unanticipated production and completion delays and increases in costs associated with drilling, production and transportation. This presentation includes certain non-GAAP financial measures. These non-GAAP measures are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. The non-GAAP financial measures used by Earthstone may differ materially from similarly titled measures presented by other companies, and therefore, Earthstone’s calculation of non-GAAP measures may not be directly comparable to similarly titled measures other companies present. See the Appendix herein for a reconciliation of such non-GAAP measures to their most comparable GAAP measure. This presentation includes certain preliminary estimates of Adjusted EBITDAX for the fourth quarter of 2021 for Chisholm. The preparation and completion of the review of the Chisholm fourth quarter 2021 metrics are in process by Chisholm and are subject to final review by its auditors. This information is preliminary and subject to change. As such, Chisholm’s actual results may differ from the estimated preliminary results presented herein and will not be finalized until Chisholm completes its quarter-end accounting procedures. Industry and Market Data This presentation has been prepared by Earthstone and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Earthstone believes these third-party sources are reliable as of their respective dates, Earthstone has not independently verified the accuracy or completeness of this information. Some data are also based on Earthstone’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. Disclaimer

2 Executive Summary

Company Overview

- The Woodlands, Texas based E&P company focused on acquiring, developing and operating oil and gas properties with ~259,800 net acres pro forma for Bighorn
  - Earthstone Acreage footprint:
    - Midland Basin: ~208,500 net acres (1)
    - Delaware Basin: ~38,100 net acres (2)
    - Eagle Ford Shale: ~13,200 net acres

Market Statistics (3)

($ in millions, except share price)	
Class A Common Stock (MM)	105.3
Class B Common Stock (MM)	34.3
Total Common Stock Outstanding (MM)	**139.6**
Stock Price (as of 3/25/22)	$14.11
Market Capitalization	**$1,970**
Plus: Total Debt (as of 12/31/21)	$1,082
Less: Cash (as of 12/31/21)	($1)
Enterprise Value	$3,051

Production Summary

4Q 2021 Net Production:
~84,775 Boe/d
(37% oil, 35% gas, 28% NGL)



Bighorn
41,200
Legacy
Earthstone
30,250
Chisholm
13,325

Delaware Basin Assets



EARTHSTONE
Energy Inc.
EARTHSTONE ACREAGE
Eddy
Lea
NEW MEXICO
TEXAS

Midland Basin Assets



EARTHSTONE
Energy Inc.
EARTHSTONE ACREAGE
BIGHORN ACREAGE
Martin
Howard
Ector
Midland
Glasscock
Sterling
TEXAS
Midland
Basin
Reagan
Upton
Irion
Tom Green
Crockett
Schleicher

(1) Pro forma for the Bighorn acquisition.
(2) Acquired in the Chisholm acquisition.
(3) Class A and Class B Common Stock outstanding as of 3/3/22 pro forma the impact of Chisholm and Bighorn Acquisitions and assumes the conversion of 280,000 shares of Convertible Preferred Stock to be issued in the PIPE into 25.2 million shares of Class A Common Stock. Total debt represents ESTE actual debt of $320 million as of 12/31/21, adjusted for Chisholm and Bighorn Acquisitions.

3

Proven Leadership and Track Record of Value Creation

PROVEN LEADERSHIP

Operating team has extensive experience operating across various basins and commodity price cycles.

Leadership	Title	Yrs of Experience	Yrs Working Together
Frank Lodzinski	Executive Chairman	49	25
Robert Anderson	President and CEO	34	17
Steve Collins	Operations	33	25
Mark Lumpkin	CFO	25	4
Tim Merrifield	Geology and Geophysics	45	20
Tony Oviedo	Accounting and Administration	40	4

Track Record of Value Creation

- **1992-1996** — **Hampton Resources Corp.** Gulf Coast. 7x Return
- **1997-2001** — **Texoil, Inc.** Gulf Coast, Permian. 10x Return
- **2001-2004** — **AROC, Inc. (Private)** Gulf Coast, Permian, Mid-Con. 4x Return
- **2005-2007** — **Southern Bay Energy, LLC (Private)** Gulf Coast, Permian. 40% IRR
- **2007-2012** — **GeoResources Inc.** Permian, Eagle Ford, Bakken, Gulf Coast, Austin Chalk. 4.8x Return
- **2014** — **Earthstone** Bakken (662 Boe/d) Acquired Eagle Ford interests from Oak Valley Resources
- **2Q17** — **Earthstone** Acquired 20,900 net acres from Bold Energy III LLC in Midland Basin
- **1Q 2021** — **Earthstone** Acquired Independence Resources in Midland Basin
- **3Q 2021** — **Earthstone** Acquired Tracker Resource Development in Midland Basin
- **4Q 2021** — **Earthstone** Acquired Foreland Investments LP in Midland Basin
- **4Q 2021** — **Earthstone** Acquired Chisholm Energy Holdings in Delaware Basin
- **1Q 2022** — **Earthstone** Acquired Bighorn Permian Resources in Midland Basin

EARTHSTONE Energy, Inc. 4

5 Growth-Focused Permian Producer (1) Cash margin calculated on a per Boe basis as revenues less all-in cash costs, which consists of LOE, ad valorem and production taxes, transportation expense, cash G&A expense and interest expense. Excludes impact of income taxes and realized hedges. All-in Cash Margin is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of All-in Cash Margins to the most directly comparable GAAP financial measure. (2) SMid-Cap peer group consists of BATL, CDEV, CPE, LPI, MTDR, REI, REPX and SM. (3) All-in Cash Cost is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of All-in Cash Costs to the most directly comparable GAAP financial measure. (4) Leverage reflects 4Q 2021 net debt / 4Q 2021 Annualized Adjusted EBITDAX; excludes Chisholm and Bighorn Acquisitions. (5) Represents Earthstone Standalone metric. Free cash flow defined as Adjusted EBITDAX less interest expense less capital expenditures (accrual basis). Free Cash Flow is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure. 5 5 5 5 5 Assets in Most Active Basins in the Lower 48  High-quality acreage and production in two key producing regions in Texas and New Mexico: Midland and Delaware Basins  Delaware footprint increases the opportunity set for management to continue consolidation  Management continues to optimize assets, increasing capital efficiency and driving down per unit lease operating and G&A expenses High-Margin, Low- Cost Production  4Q 2021 cash margins(1) of $40.19/Boe, representing a 78% margin, well above SMid-Cap average(2) of 70%  4Q 2021 all-in cash costs(3) of $11.57/Boe, 34% below the SMid-Cap average of $17.58/Boe Management Track Record of Accretive Acquisitions  Midland Basin acreage position enhanced by three closed acquisitions in 2021  Track record of managing multi-basin asset base through various commodity cycles  Recently announced entry into the Delaware enhances Earthstone’s strategic objectives Prudent Financial Strategy and Balance Sheet Management  0.9x LQA leverage for 4Q 2021(4) supported by ~$107 million of 2021 free cash flow(5)  Earthstone maximum LQA leverage of 1.3x since beginning of 2019; peer average(2) of 4.8x during the same period  Disciplined approach to hedging majority of near-term volumes to provide cash flow visibility Commitment to ESG Principles  Recent Chisholm and Bighorn Acquisitions complement Earthstone’s leading ESG practices with focus on reducing emissions and water recycling  Executive compensation fully aligned with stakeholders as majority of compensation is at risk with long-term incentives based solely on Company stock performance

Earthstone's Pro Forma Capitalization | The Bighorn Acquisition

Commentary

- Net debt / 4Q 2021 Annualized Adjusted EBITDAX (1) of 1.1x
- PDP PV-10 (6) / net debt of 3.3x
- Total proved PV-10 (6) / net debt of 5.1x
- Track record of exceptional leverage management with path to delever to ~1.0x post-Chisholm and Bighorn

Sources & Uses

Sources	
RBL Draw	$480
Equity Private Placement	280
Equity Issued to Seller	90
Total Sources	**$850**

Uses	
Estimated Purchase Price for Bighorn Assets (2)	$760
Chisholm Acquisition Deferred Payment (3)	70
Fees & Expenses	20
Total Uses	**$850**

Capitalization Table as of 12/31/2021

($ in millions, unless noted)	As of 12/31/2021 (4)	Adj.	Pro Forma 12/31/2021
Cash	$1		$1
Debt			
RBL	$602	$480	$1,082
Total Secured Debt	$602		$1,082
Total Debt	$602		$1,082
Net Debt	$601		$1,081
Chisholm Acquisition Deferred Payment (3)	$70	($70)	$-
Liquidity			
BB / Elected Commitments	$825	$500	$1,325
Less: Revolver Borrowings	(602)		(1,082)
Plus: Cash	1		1
Available Liquidity	**$224**		**$244**
Financial & Operating Metrics			
4Q 2021 Annualized Adjusted EBITDAX (1)	$540	$458 (5)	$998
2021 Adjusted EBITDAX (1)	395	328 (5)	724
PDP PV-10 (6)	1,959	1,561	3,521
Total Proved PV-10 (6)	3,385	2,087	5,472
Key Credit Statistics			
Total Debt / 4Q 2021 Annualized Adjusted EBITDAX (1)	1.1x		1.1x
Total Debt / 2021 Adjusted EBITDAX (1)	1.5x		1.5x
Net Debt / 4Q 2021 Annualized Adjusted EBITDAX (1)	1.1x		1.1x
Net Debt / 2021 Adjusted EBITDAX (1)	1.5x		1.5x
PDP PV-10 (6) / Net Debt	3.3x		3.3x
Total Proved PV-10 (6) / Net Debt	5.6x		5.1x

(1) Adjusted EBITDAX is a supplemental non-GAAP financial measure. See appendix for a reconciliation of Adjusted EBITDAX to the most directly comparable GAAP financial measure.
(2) Estimated purchase price for Bighorn is net of estimated $100 million purchase price adjustment for expected cash flow received from the effective of date of 1/1/22 and closing date of 4/15/22.
(3) $70 million in cash to be paid as follows: $40 million to be paid six months after the closing of the Chisholm Acquisition and $30 million to be paid 12 months after the closing of the Chisholm Acquisition, subject to acceleration in the event that Earthstone receives gross proceeds of more than $450 million from a high yield bond offering or more than $50 million in gross proceeds from an offering of Class A Common Stock or preferred stock.
(4) Adjusted for Chisholm Acquisition which closed on 02/15/2022. Assumes Chisholm 4Q 2021 unhedged Adjusted EBITDAX is midpoint based on range of $45.6 million to $53.6 million and Chisholm 2021 unhedged Adjusted EBITDAX is the midpoint based on range of $143.5 million to $151.6 million. Cash and RBL draw reflect 03/01/2022 balances (pro forma for Chisholm) and excludes a $50 MM cash deposit in conjunction with the Bighorn acquisition, initially paid in February. Elected Commitment amount pro forma for Chisholm.
(5) Unhedged Adjusted EBITDAX adjustment for the Bighorn Acquisition. Includes Bighorn Adjusted EBITDAX from February 2, 2021 to December 31, 2021.
(6) Based on third party reserve reports by Cawley, Gillespie & Associates, Inc. ("CG&A") and Ryder Scott as of January 1, 2022 run at strip pricing as of 3/15/22. PV-10 is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of PV-10 to the most directly comparable GAAP financial measure.

EARTHSTONE Energy, Inc. 6

7 Corporate Overview

Acquisitions Have Transformed Earthstone in 2021-2022

- Earthstone production base up >400% by Q4 2021 vs. FY 2020 pending Bighorn Acquisition
- Mature base production profile and high quality inventory enables moderate production growth at ~50% reinvestment rate

Asset Highlights



~15,300
~84,775 (4)
4Q 2021

	EARTHSTONE Energy Inc.	INDEPENDENCE Resources Management	TRACKER	Foreland	CHISHOLM ENERGY	BIGHORN PERMIAN RESOURCES	EARTHSTONE Energy Inc.
Date Announced	FY 2020A	12/18/20	4/1/21	10/4/21	12/16/21	1/31/22	Acquistions Total
Acquisition Price ($MM)[1]		$182.0	$126.5	$73.2	$603.8	$860.0	$1,846
Consideration Mix (% Cash / % Stock)		72% / 28%	65% / 35%	67% / 33%	68% / 32%	57% / 43%	63% / 37%
Proved Developed PV-10 ($MM)[2]		$173	$153	$116	$421	$1,012	$1,875
Acquired Net Acreage (000's)		43.4	20.3	10.0	38.1	110.6	222.4
Acquired Drilling Locations[3]		70	49	-	414	49	582

(1) IRM Acquisition price of $186MM based on $50.8MM of equity consideration (approximately 12.7MM Class A shares and ESTE share price of $3.99 on 12/16/20) and cash consideration of $135.2MM. Tracker Acquisition price of $126MM based on $44.2MM of equity consideration (approximately 6.2MM Class A shares and ESTE share price of $7.24 on 3/30/21) and cash consideration of $81.6MM. Includes assets from Tracker Resource Development III, LLC and from affiliates of Sequel Energy. Foreland Acquisition price of $73.2MM consisting of $49.2MM cash consideration and 2.6 MM Class A shares and ESTE share price of $9.20 on 9/30/21. Chisholm Acquisition price of $604MM based on $194MM of equity consideration (approximately 19.4MM Class A shares and ESTE share price of $9.98 on 12/15/21) and cash consideration of $410MM. Bighorn Acquisition price of $860MM based on $90MM of equity consideration (approximately 6.8MM Class A shares and ESTE share price of $13.25 on 1/28/22) and cash consideration of $770MM. Cash consideration for all acquisitions as described above is prior to purchase price adjustments.

(2) Based on ESTE estimates; PV-10 as of 12/1/20 based on NYMEX strip pricing as of 11/30/20 for IRM, as of 3/1/21 based on NYMEX strip pricing as of 3/29/21 for Tracker, as of 7/1/21 based on NYMEX strip pricing as of 9/30/21 for Foreland, as of 11/1/21 based on NYMEX strip pricing as of 12/8/21 for Chisholm, and as of 1/1/22 based on NYMEX strip pricing as of 1/18/22 for Bighorn.

(3) ESTE estimated gross operated drilling locations exceeding ESTE rate of return threshold based on 11/30/20 NYMEX strip pricing for IRM, $50/bbl flat oil pricing for Tracker, 12/8/21 NYMEX strip pricing for Chisholm, and on NYMEX strip pricing as of 1/18/22 for Bighorn.

(4) Reflects Q4 2021 production.

EARTHSTONE Energy Inc. 8

Bighorn Asset Overview – Pending Closing

Acquisition Highlights(1)

- PDP-weighted acquisition adds significant scale to Earthstone asset base at an attractive valuation relative to $1,561 million PDP-PV10
- ~16% year 1 to year 2 PDP decline rate will reduce Earthstone's corporate decline rate
- Opportunity to drive LOE costs lower given Earthstone operating experience in the area
- No plans to increase 2022 drilling and completion activities on account of Bighorn Acquisition

Asset Highlights(1)

4Q21 Production (Mboe/d)	~41.2 (25% Oil / 57% Liquids)
PDP Reserves	136 MMBoe
PDP PV-10 ($MM)	$1,561
Total Net Acres	~106,400
% HBP / % Operated	100% / 98%
Horizontal / Vertical Producing Wells	648 / 2
Avg. WI / NRI	93% / 70%
Gross / Net Locations	49 / 35

Acreage Overview



ANDREWS
MARTIN
HOWARD
ECTOR
MIDLAND
GLASSCOCK
STERLING
REAGAN
UPTON
IRION
CROCKETT
Earthstone Acreage
Bighorn Acreage

(1) Based on third party reserve reports by CG&A and Ryder Scott as of January 1, 2022 run at strip pricing as of 3/15/22. PV-10 is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of PV-10 to the most directly comparable GAAP financial measure.

EARTHSTONE Energy Inc. 9

10 Delaware Midland Eagle Ford Total PDP Reserves (Mmboe) (2) 23.3 217.8 6.9 247.9 PDP PV-10 ($MM) (2) $483 $2,877 $160 $3,521 4Q Net Production (Mboe/d) 13.3 69.4 2.0 84.8 % Oil 65% 35% 84% 41% Gross Producing Wells 330 1,842 117 2,289 Net Acres (000's) 38.1 208.5 13.2 259.8 Gross Drilling Locations 414 362 - 776  Texas based E&P company focused on acquiring, developing and operating oil and gas properties with operations in the Midland and Delaware Basin  Midland and Delaware Basin asset base provides growth opportunities  Multi-basin footprint provides flexibility in development planning and timing  Strategy of growing through the drill bit, organic leasing, and attractive asset acquisitions and business combinations (1) Pro forma for Chisholm and Bighorn Acquisitions. (2) Based on third party reserve reports by CG&A and Ryder Scott as of January 1, 2022 run at strip pricing as of 3/15/22. PV-10 is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of PV-10 to the most directly comparable GAAP financial measure. Summary Pro Forma Metrics (1) (2) Asset Overview Midland Basin Assets Delaware Basin Assets Midland Glasscock HowardMartin Reagan Irion Sterling Tom Green Ector TEXAS Upton Crockett Schleicher Midland Basin Eddy TEXAS Lea NEW MEXICO

Delaware Highlights

Asset Highlights

- ESTE's recent acquisition in the Delaware Basin of the Chisholm assets brings significant production and cash flow
- High quality drilling inventory with high-graded operated location count of 414 gross (237 net) locations
- ESTE plans to maintain a 2-rig program in New Mexico (in addition to the 2-rigs in the Midland Basin)
- 79 federal/state drilling permits already in place and another 52 permits in process to support a 2-rig drilling program for the next several years
- Increased scale further improves ESTE's leading LOE and G&A cost structure

Key Metrics (1)

Current Production (Mboe/d) (2)	13.3
PDP Reserves (Mmboe)	23.3
PDP PV-10 ($MM)	$483
Total Net Acres	~38,100
% HBP / % Operated	85% / 92%
Gross / Net Locations	414 / 237

Delaware Asset Overview


EARTHSTONE Energy, Inc.
CHISHOLM ENERGY ACREAGE
FOCUS AREA
HZ DRILLING
Lea
Eddy
NEW MEXICO
TEXAS
Delaware Basin

(1) Assumes effective date of 1/1/22. Based on third party reserve reports by CG&A and Ryder Scott as of January 1, 2022 run at strip pricing as of 3/15/22. PV-10 is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of PV-10 to the most directly comparable GAAP financial measure.
(2) Q4 2021 production.

EARTHSTONE Energy, Inc. 11

Midland Highlights

Asset Highlights

- Long lateral development increases capital efficiency
- Over 85% of Midland horizontal locations have laterals of ~6,750 feet or greater
- Near-term drilling focused in the Lower Spraberry, Wolfcamp A and Wolfcamp B targets that are de-risked
- Since entering the Midland Basin in 2016, Earthstone has substantially increased production and decreased per unit cash expenses

Key Metrics (1)

Current Production (Mboe/d) (2)	69.0
PDP Reserves (Mmboe)	217.8
PDP PV-10 ($MM)	$2,877
Total Net Acres	~208,500
% HBP / % Operated	99% / 94%
Gross / Net Locations	362 / 321

Midland Asset Overview



Dawson
Gaines
Martin
Howard
TEXAS
Ector
Midland
Midland Basin
Glasscock
Sterling
Reagan
Upton
Irion
Crockett
Schleicher
EARTHSTONE Energy Inc.
EARTHSTONE ACREAGE
BIGHORN ACREAGE
HZ DRILLING

(1) Assumes effective date of 1/1/22. Based on third party reserve reports by CG&A and Ryder Scott as of January 1, 2022 run at strip pricing as of 3/15/22. PV-10 is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of PV-10 to the most directly comparable GAAP financial measure.
(2) Q4 2021 production.

EARTHSTONE Energy Inc. 12

13 Midland Basin – 2 RigsOverview Map | 4 Rigs Total (2 Midland Basin, 2 Delaware Basin)  2 rigs running continuously  ~40 operated wells — ~9,500’ average LL, ~90% average WI  ~$300mm capex including non-operated D&C and facilities  No incremental capex on Bighorn in 2022 (first wells slated for 2023) Delaware Basin – 2 Rigs  2 rigs running continuously  ~20 wells — ~8,750’ average LL, ~60% average WI  ~$100mm capex including facilities  Combined company estimated 2H22E production of ~78,000 Boe/d (~41% oil; ~67% liquids)  ~$410mm - $440mm combined capital investment 2022 Capital Program | Earthstone + Chisholm + Bighorn Combined Company ESTE FY 2022 Capital Budget ($ in millions) Gross / Net Wells Spudded Gross / Net Wells Online Op. D&C Capex - Midland Basin $265 - $285 40 / 35.8 40 / 36.7 Op. D&C Capex - Delaware Basin $100 - $105 20 / 11.8 18 / 11.6 Total Operated D&C Capex $365 - $390 60 / 47.6 58 / 48.3 Non-Operated D&C Capex $20 - $25 20 / 4.1 19 / 4.2 Land / Infrastructure $25 Total $410 - $440 80 / 51.7 77 / 52.5 Eddy Lea Ector Midland Glasscock HowardMartin Upton Reagan Irion SterlingTEXAS NEW MEXICO Crockett Delaware Basin Midland Basin

Earthstone Inventory Backstopped by Conservative Spacing Assumptions

- Acquisitions and go-forward development underwritten at relatively wide spacing compared to industry offsets
- Development inventory based on 3-4 wells per formation per 1 mi wide drilling unit

Delaware Assets


Ranger
Hat Mesa
East Lea
Eddy
1BS
2BC
2BS
3BC
3BS
WCA
5,280'

● Potential Gross Operated Well Location

Overview Map


Lea
Eddy
Delaware Basin
NEW MEXICO
TEXAS
Midland Basin
Martin
Howard
Ector
Midland
Glasscock
Sterling
Reagan
Upton
Irion
Crockett
EARTHSTONE Energy Inc.
ACREAGE
EARTHSTONE
BIGHORN
CHISHOLM


Decade-Plus Operated Inventory Build-Up
75
41
148
50
48
362
114
95
131
74
776
Midland
Upton
Reagan
Irion
Midland Other
Midland Total
Ranger
Hat Mesa
East Lea
Eddy
ESTE Total

Midland Assets


Midland
Upton
Reagan
Irion
JM
LSS
WCA
UWB
LWB
WCC

EARTHSTONE Energy Inc. 14

15 Reserve Overview as of 1/1/22(1) (1) Based on third party reserve reports by CG&A and Ryder Scott as of January 1, 2022 run at strip pricing as of 3/15/22. (2) PV-10 is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of PV-10 to the most directly comparable GAAP financial measure. (3) Includes all locations across reserve categories. Gas and NGL pricing scaled with WTI assuming $60/bbl / $3.00/MMbtu. (4) Wells per year based on 4 active rigs each drilling 15 wells per year on average. 1P Reserves at Flat Pricing Inventory | Earthstone + Chisholm + Bighorn Inventory Life Calculation≥25% IRR Operated Locations(3) Reserves (MMBoe) % Total PV-10 Value ($MM)(2) Proved Developed Producing 248 60% $3,521 Proved Developed Non-Producing 7 2% $135 Proved Undeveloped 156 38% $1,817 Total Proved 411 100% $5,472 776 Locations ÷ 60 Wells per Year(4) = >13 years PDP 60% PDNP 2% PUD 38% 411 MMBoe 215 294 325 348 362 287 386 409 414 414502 680 734 762 776 ≤$40 $50 $60 $70 ≥$80 Midland Delaware

16 Key Financial Highlights

17  All-in cash costs(1) of $11.57/Boe at 4Q 2021, #1 among 8 Permian SMID-Cap peers  78% all-in cash margins(2) at 4Q 2021 #2 among all 8 Permian SMID-Cap peers  Increased scale in 2021 has improved Earthstone’s cost and margins benchmarking from top quartile to #1  Disciplined approach to hedging majority of near-term volumes to provide cash flow visibility  No plans to distribute cash flow to equity holders in near term  Target long-term leverage target of 1.0x or less  Peak Debt/LQA Adjusted EBITDAX(3) of 1.3x since 2019  0.9x Debt/LQA Adjusted EBITDAX(3) at YE 2021 (ESTE standalone)  Maintain adequate liquidity to operate business and continue consolidation #1 Low Cost, High Margin Producer Conservative Balance Sheet Hedging and Distribution Strategy (1) All-in Cash Cost is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of All-in Cash Costs to the most directly comparable GAAP financial measure. (2) All-in Cash Margin is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of All-in Cash Margins to the most directly comparable GAAP financial measure. (3) Adjusted EBITDAX is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of Adjusted EBITDAX to the most directly comparable GAAP financial measure. Financial Strategy

18 $4.94 $5.46 $5.98 $6.29 $6.57 $6.82 $8.21 $8.76 Earthstone Standalone Peer 1 Peer 2 PF Earthstone Peer 5 Peer 3 Peer 4 Peer 6  Detailed evaluation and understanding of the producing assets underlies all Earthstone acquisition activities  Earthstone management team’s experience lends itself to one of the lowest operating expenses within the peer group and provides upside potential on acquisitions  Sizeable base of low decline, high-margin production supports development activity going forward; recent acquisitions have been accretive to corporate decline rate Low Operating Expense ($/boe) – 4Q21 Actuals(1) Source: Enverus gross operated production data as of 03/03/2022. Peer group includes MTDR, LPI, ROCC, SM, CPE, and CDEV. (1) LOE + GP&T per public disclosure. (2) Enverus provided Nov 2020 – Nov 2021 declines for operated wells online as of Nov 2020; Dec 2021 data unavailable. PF Asset Highlights Moderate Production Decline – 2021 (% bbl/d)(2) 26% 33% 34% 36% 36% 41% 42% 43% PF Earthstone Peer 5 Earthstone Standalone Peer 6 Peer 1 Peer 2 Peer 4 Peer 3 High quality production base provides greater certainty of projections and ability to grow/sustain free cash flow Earthstone Features Competitive Production Base Relative to Peers

Low Cost Production Generates Leading Cash Margins

Earthstone is a leader among Large-Cap and SMid-Cap Permian public operators

All-in Cash Costs ($/Boe)[1]



ESTE 4Q 2021:
$11.57
Large-Cap(2) Avg:
$11.02
SMid-Cap(2) Avg:
$17.58
$11.57
$10.98
$11.06
$12.34
$14.58
$14.90
$15.85
$16.54
$18.40
$23.46
$24.57
ESTE
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
LOE (incl Workovers)
Ad Val. & Prod. Taxes
Transportation
Cash G&A
Interest Expense

Cash Margin[1]



ESTE 4Q 2021:
78%
Large-Cap(2) Avg:
81%
SMid-Cap(2) Avg:
70%
78%
81%
81%
54%
66%
67%
71%
74%
74%
76%
79%
ESTE
Peer 2
Peer 1
Peer 10
Peer 8
Peer 9
Peer 4
Peer 7
Peer 6
Peer 5
Peer 3

Note: All peer metrics based on 4Q 2021 results. REPX fiscal YE of 9/30/21; financials as of REPX's Q1 ending on 12/31/2021.

(1) All-in cash margin calculated as a percentage of revenues; cash margin calculated as revenues less all-in cash costs, which consists of LOE, ad valorem and production taxes, transportation expense, cash G&A expense and interest expense. Excludes impact of income taxes and realized hedges. Cash G&A and interest expense includes expensing of capitalized cash G&A and capitalized interest expense, respectively. Companies that capitalized a portion of their cash G&A and/or interest expense include CDEV, CPE, FANG and MTDR. All-in Cash Costs is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of All-in Cash Costs to the most directly comparable GAAP financial measure. Cash Margin is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of Cash Margin to the most directly comparable GAAP financial measure.

(2) Large-Cap peers include: FANG and PXD. SMid-Cap peers include: BATL, CDEV, CPE, LPI, MTDR, REI, REPX and SM.

EARTHSTONE Energy Inc. 19

2021: Doubling Through 4 Acquisitions + Organic Growth within FCF

- Earthstone's financial prudence uniquely positioned Earthstone to make four acquisitions at a low point in the commodity cycle and robust free cash flow enabled resumption and expansion of drilling and completion program as prices recovered
- As Earthstone approached 30,000 Boe/d around year-end 2021, production doubled from 2020
- Earthstone added significant scale in 2021 while maintaining leverage at or below 1.0x (and on a path for continued de-leveraging)



WTI Oil Price
CAPEX
LOE + Cash G&A(1)
Total Prod.
Adjusted EBITDAX(2)
Free Cash Flow(3)
Debt / LQA Adjusted EBITDAX(4)
+73%
+95%
-8%
+62%
+72%
+48%
-3%
$39.16
$67.92
$66.8
$130.5
$8.46
$7.76
15,276
24,809
$144.2
$247.9
$72.2
$106.6
1.0x
0.9x
($/bo)
($mm)
($/boe)
(boepd)
($mm)
($mm)
(x)
2020
2021

(1) Cash G&A is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of Cash G&A to the most directly comparable GAAP financial measure.
(2) Adjusted EBITDAX is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of Adjusted EBITDAX to the most directly comparable GAAP financial measure.
(3) Free Cash Flow is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure.
(4) Adjusted EBITDAX is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of Adjusted EBITDAX to the most directly comparable GAAP financial measure.

EARTHSTONE Energy Inc. 20

21 Generating free cash flow since Q2 2020 Max LQA leverage of 1.3x since 2019 (1) Adjusted EBITDAX is a supplemental non-GAAP financial measure. See appendix for a reconciliation of Adjusted EBITDAX to the most directly comparable GAAP financial measure. (2) Liquidity defined as RBL availability plus cash. (3) Free cash flow defined as Adjusted EBITDAX less interest expense less cash taxes less capital expenditures (accrual basis). Free Cash Flow is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure. ESTE LQA Leverage, Liquidity, and FCF Since 2019 ($MM) Liquidity(2) $155 $221 $210 $169 $128 $108 $115 $115 $253 $234 $372 $295 FCF(3) ($12) $1 ($50) ($10) ($5) $35 $34 $8 $32 $28 $18 $31 0.9x 0.8x 1.0x 0.9x 1.0x 1.1x 0.9x 1.0x 1.3x 1.1x 1.1x 0.9x 0.0x 0.2x 0.4x 0.6x 0.8x 1.0x 1.2x 1.4x 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 De bt / A nn ua liz ed A dj us te d EB IT DA X $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 (1)

22 Oil and Gas Hedging Summary WTI Hedges (Bbls/d and $/Bbl(1)) Henry Hub Hedges (MMBtu/d and $/MMBtu(1)) Note: Includes all WTI and Henry Hub hedges as of 3/1/22. Does not include basis swaps. (1) Reflects weighted average swap price and weighted average collar floor / ceiling prices for each quarter.  Disciplined approach to hedging majority of near-term volumes to provide cash flow visibility  Lower hedging relative to production and utilization of some collars provide increased commodity upside exposure in 2022+ $56.60 $64.48 $66.70 $66.70 $64.33 $76.20 $60.00/$73.73 $68.03/$82.69 $70.00/$83.96 $70.00/$83.96 $68.45/$82.57 $62.98/$80.34 9,594 16,937 17,750 17,750 15,536 8,200 1Q 2022 2Q 2022 3Q 2022 4Q 2022 FY 2022 FY 2023 Swaps Collars $2.888 $3.595 $3.626 $3.332 $3.492 $3.352 $3.694 / $5.459 $3.595 / $5.109 $3.665 / $5.244 $3.700 / $5.868 $3.667/$5.471 $3.279 / $4.835 32,500 68,313 79,500 79,500 65,122 46,186 1Q 2022 2Q 2022 3Q 2022 4Q 2022 FY 2022 FY 2023 Swaps Collars

Credit Benchmarking

Earthstone Has Attractive Credit Metrics Versus Peers

Net Debt / LQA Adjusted EBITDAX(1)



1.1x
0.9x
1.0x
1.1x
1.3x
1.8x
2.0x
Avg: 1.4x
0.9x
1.3x
2.3x
EARTHSTONE Energy Inc.
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9

Net Debt / Proved Reserves ($/Boe)(2)



$2.63
$2.17
$2.42
$3.67
$4.67
$4.35
$5.60
Avg: $3.59
$2.33
$1.48
$5.64
EARTHSTONE Energy Inc.
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9

Asset Coverage Ratio(2)



2.8x
3.3x
2.9x
2.5x
2.2x
1.9x
1.7x
2.3x
Avg: 2.2x
1.7x
1.2x
EARTHSTONE Energy Inc.
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9

Source: Public disclosures. Company provided materials. ESTE pro forma for Chisholm and Bighorn acquisitions.
Note: Net debt and LTM EBITDA as of 12/31/2021, and proved reserves and PDP PV-10 as of 12/31/2021, pro forma for announced M&A and capital markets activity, unless noted. Peer group consists of CDEV, ROCC, SM, MTDR, LPI, CPE, Tap Rock, Colgate, and Moss Creek. Tap Rock financials as of September 2021 and reserve statistics as of 07/31/2021. Colgate financials as of 06/30/2021 and reserves statistics as of 12/31/2020. Moss Creek financials as of 09/30/2021 and reserve statistics as of 12/31/2020.
(1) Adjusted EBITDAX is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of Adjusted EBITDAX to the most directly comparable GAAP financial measure.
(2) Asset coverage ratio defined as PDP PV-10 / total debt. Assumes SEC pricing.

EARTHSTONE Energy Inc. 23

24 Installation of Vapor Recovery Units (“VRUs”) in conjunction with tank battery construction minimizes air emissions Target Zero Flaring: Connect natural gas pipelines ahead of flowback and first production negates need for flaring Leak Detection & Repair (“LDAR”) program since 2019 to further minimize air emissions Vast majority of water disposal occurs on pipeline, reducing truck hauls and CO2 emissions Earthstone is an Environmental Partnership Program Participant     Key Environmental Priorities Focus on Responsible Operatorship Highly Focused Environmental Stewardship

25 • Air Quality  Utilize leak detection and repair program with FLIR images to give constant feedback to field staff  Vapor Recovery Units on 100% of newly constructed tank batteries • Safety  2020 and 2021 have resulted in an incident rate of zero for employees and contractor • Water  Recycled over 1 million bbls of water during 2021 operations (~28% of total water) Flare Gas % of Total Production 4.99% 2.63% 1.04% 1Q'21 2Q'21 3Q'21 / 4Q'21 GHG Intensity (1) Methane Emission Intensity (1) 9.5 10.3 12.4 14.2 14.6 15.9 16.0 19.7 22.9 Peer 1 Peer 2 ESTE Peer 3 Peer 4 Peer 5 CEH Peer 6 Peer 7 Chisholm ESG Areas of Focus Source: Wall street research. Company provided materials. Peer group consists of APA, DVN, FANG, PXD, CPE, CDEV, and MTDR. (1) GHG intensity and methane emission intensity measured in T CO2e / Mboe. Chisholm ESG Focus Complements Earthstone ESG Standards Since the beginning of 2021, Chisholm has reduced total flare gas by 79% 1.0 1.8 1.9 3.0 3.3 3.4 3.5 5.2 5.7 Peer 1 ESTE Peer 4 Peer 3 Peer 2 CEH Peer 5 Peer 7 Peer 6

26 (1) Peers include CDEV, CPE, FANG, LPI, MTDR, PXD, SM and XEC. Data compiled from company published data for most recent available year (2019 or 2020) and from publicly available EPA reports as of June 1, 2021. 2020 Greenhouse Gas Emissions Intensity of 12.4 (T CO2e / Mboe) 29% Below Permian Peers Avg.(1) 45% Below Permian Peers Avg.(1) 2020 Flaring Intensity of 2.17% (operated gas flared / operated gas produced) Earthstone’s “Do the Right Thing” approach and proactive emissions and flaring initiatives are demonstrated by: Responsible Management of Air Emissions and Flaring

27 Appendix

ESTE Pro Forma Acquisition Organization Structure


New Class A Shares issued to Chisholm
Existing ESTE Class A Shareholders
ESTE Class B Shareholders
New PIPE Shareholders(1)
Earthstone Energy, Inc.
New Class A Shares issued to Bighorn
Lynden Energy Corp / USA
Existing RBL
Earthstone Energy Holdings, LLC
100%
Existing EEH Subsidiaries
Bighorn Assets
Chisholm Assets

(1) We intend to fund the Bighorn Acquisition with a combination of borrowings under our Revolving Credit Facility, the issuance of 280,000 shares of newly authorized convertible preferred stock, $0.001 par value per share (the "Preferred Stock"), and cash on hand. The Company anticipates gross proceeds of $280 million from the issuance of the Preferred Stock.

EARTHSTONE Energy, Inc. 28

Adjusted EBITDAX Reconciliation

4Q 2021 Adjusted EBITDAX ($MM) | Bridge from ESTE Reported to Pro Forma [(1)]



$85
$50
$115
$249
ESTE 4Q 2021 Reported
Annualized: $341
Chisholm Adjustment (2)
Bighorn Adjustment
ESTE Pro Forma
Annualized: $998

Note: Chisholm and Bighorn unhedged Adjusted EBITDAX. Assumes Chisholm 4Q 2021 unhedged Adjusted EBITDAX is midpoint based on range of $45.6 million to $53.6 million.
(1) Adjusted EBITDAX is a supplemental non-GAAP financial measure. See appendix for a reconciliation of Adjusted EBITDAX to the most directly comparable GAAP financial measure.
(2) Chisholm 4Q Adjusted EBITDAX is preliminary and subject to Chisholm completing its quarterly review.

EARTHSTONE Energy Inc. 29

30 (1) EIA historical WTI spot price average for full year 2019 and 2020. (2) Cash G&A is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of Cash G&A to the most directly comparable GAAP financial measure. (3) Adjusted EBITDAX is a supplemental non-GAAP financial measure. See appendix for a reconciliation of Adjusted EBITDAX to the most directly comparable GAAP financial measure. -31% -68% -1%-16% +14% WTI Oil Price(1) CAPEX LOE Cash G&A(2) Production Adjusted EBITDAX (3) +7% D/ LQA Adj. EBITDAX (3) -11% Uncontrollable, Mitigated via Hedging Controllable via Proactive Response Results $56.99 $210.4 $5.85 $3.87 13,429 $146.3 0.9x $39.16 $66.8 $5.21 $3.25 15,276 $144.2 1.0x ($/bbl) ($mm) ($/boe) ($/boe) (boepd) ($mm) (x) 2019 2020 2020: Delivering Results During Oil Price Collapse

31 Gross Inventory Summary Basin 1 mi 1.5 mi 2+ mi Total % Long Lateral % of Total Midland 9 17 545 571 98% 58% Delaware 160 113 141 414 61% 42% Total 169 130 686 985 83% 100% Operated Inventory Summary Basin 1 mi 1.5 mi 2+ mi Total % Long Lateral % of Total Midland 9 17 336 362 98% 37% Delaware 160 113 141 414 61% 42% Total 169 130 477 776 78% 79% Earthstone's Permian Inventory Primarily Comprised of Long Laterals Note: Significant Delaware non-op inventory not included above.

Oil and Gas Hedge Summary

Earthstone's Hedge Book as of 3/1/22

WTI Oil Hedges - Swaps			
Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl
1Q 2022	683,500	7,594	$56.60
2Q 2022	1,085,250	11,926	$64.48
3Q 2022	1,081,000	11,750	$66.70
4Q 2022	1,081,000	11,750	$66.70
FY 2022	3,930,750	10,769	$64.33
FY 2023	1,277,500	3,500	$76.20

HH Gas Hedges - Swaps			
Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu
1Q 2022	720,000	8,000	$2.888
2Q 2022	2,902,500	31,896	$3.595
3Q 2022	3,266,000	35,500	$3.626
4Q 2022	1,893,500	20,582	$3.332
FY 2022	8,782,000	24,060	$3.492
FY 2023	3,670,000	10,055	$3.352

WTI Oil Hedges - Collars				
Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Floor)	$/Bbl (Ceiling)
1Q 2022	180,000	2,000	$60.00	$73.73
2Q 2022	456,000	5,011	$68.03	$82.69
3Q 2022	552,000	6,000	$70.00	$83.96
4Q 2022	552,000	6,000	$70.00	$83.96
FY 2022	1,740,000	4,767	$68.45	$82.57
FY 2023	1,715,500	4,700	$62.98	$80.34

HH Gas Hedges - Collars				
Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu (Floor)	$/MMBtu (Ceiling)
1Q 2022	2,205,000	24,500	$3.694	$5.459
2Q 2022	3,314,000	36,418	$3.595	$5.109
3Q 2022	4,048,000	44,000	$3.665	$5.244
4Q 2022	5,420,500	58,918	$3.700	$5.868
FY 2022	14,987,500	41,062	$3.667	$5.471
FY 2023	13,188,000	36,132	$3.279	$4.835

WTI Midland Argus Crude Basis Swaps			
Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Differential)
1Q 2022	945,000	10,500	$0.51
2Q 2022	1,077,500	11,841	$0.51
3Q 2022	1,150,000	12,500	$0.51
4Q 2022	1,150,000	12,500	$0.51
FY 2022	4,322,500	11,842	$0.51
FY 2023	730,000	2,000	$0.49

WAHA Differential Basis Swaps			
Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu
1Q 2022	3,600,000	40,000	($0.160)
2Q 2022	1,820,000	20,000	($0.327)
3Q 2022	1,840,000	20,000	($0.327)
4Q 2022	1,840,000	20,000	($0.327)
FY 2022	9,100,000	24,932	($0.261)
FY 2023	25,550,000	70,000	($1.278)
FY 2024	25,620,000	70,000	($1.041)

EARTHSTONE Energy Inc. 32

33 Price Deck | 3/15/22 Strip Benchmark Differentials Oil Gas Mid Cush MEH Waha 2022 $88.84 $4.78 $1.22 $1.81 ($0.84) 2023 $78.71 $3.91 $0.85 $1.81 ($1.67) 2024 $73.91 $3.47 $0.85 $1.75 ($0.94) 2025 $70.89 $3.46 $0.85 $1.75 ($0.60) 2026 $68.61 $3.49 $0.85 $1.75 ($0.55)

34 Reserve Overview as of 1/1/22(1) (1) Based on third party reserve reports by CG&A and Ryder Scott as of January 1, 2022 run at SEC pricing. (2) PV-10 is a supplemental non-GAAP financial measure. See Appendix for reconciliation of PV-10 to the most directly comparable GAAP financial measure. (3) Includes all locations across reserve categories. Gas and NGL pricing scaled with WTI assuming $60/bbl / $3.00/MMbtu. (4) Wells per year based on 4 active rigs each drilling 15 wells per year on average. 1P Reserves at Flat Pricing Inventory | Earthstone + Chisholm + Bighorn at SEC Pricing Inventory Life Calculation≥25% IRR Operated Locations(3) Reserves (MMBoe) % Total PV-10 Value ($MM) Proved Developed Producing 248 60% $3,067 Proved Developed Non-Producing 7 2% $111 Proved Undeveloped 156 38% $1,571 Total Proved 411 100% $4,750 776 Locations ÷ 60 Wells per Year(4) = >13 years PDP 60% PDNP 2% PUD 38% 411 MMBoe 215 294 325 348 362 287 386 409 414 414502 680 734 762 776 ≤$40 $50 $60 $70 ≥$80 Midland Delaware (2)

35 Earthstone RBL Key Terms Terms Borrower: Earthstone Energy Holdings, LLC Guarantors: All existing and future subsidiaries of the borrower Facility: $1,500 million Senior Secured Revolving Credit Facility • Borrowing Base: $1,325 million (subject to closing of Bighorn), redetermined every 5/1 and 11/1 • Swing line: $20 million • L/C Sublimit: $30 million Proceeds: Used for the acquisition, development and exploration of oil and gas properties, working capital, other GCP, and LCs Maturity: 11/21/2024 Security: First priority lien on Borrower’s oil and gas properties, with mortgages on oil and gas properties comprising a minimum of 85% of the total oil and gas properties included in the Borrowing Base Financial Covenant: • 3.50x Maximum Total Debt to Adjusted EBITDAX • 1.00x Minimum Current Ratio Utilization Pricing Grid: • Drawn pricing of SOFR + 275-375 bps / undrawn pricing of 37.5-50 bps • Pricing grid increases 25 bps at all tiers in the event leverage >1.5x Hedging: No greater than 85% of projected 1P production for months 1-24 and 75% for months 25-60; acquisition related hedges are limited to 75% of forecasted 1P production for years 1-3 Restricted Payments: • Unlimited, subject to 2.50x Leverage Ratio and 20% availability (share buybacks included in RP definition) • Includes a carve out for distributions made by an Unrestricted Subsidiary passing through to Public Parent Other Negative Covenants: • Sr Unsecured debt allowed subject to pro forma covenant compliance and customary restrictions • $100 million 2nd lien basket • 25% BB reduction for 2nd lien and Unsecured debt

36 Earthstone Standalone Adjusted EBITDAX and Free Cash Flow Reconciliation ($ in 000s) Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDAX is a supplemental non- GAAP financial measure that is used by Earthstone’s management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Earthstone defines Adjusted EBITDAX as net (loss) income plus, when applicable, (gain) loss on sale of oil and gas properties, net; accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; transaction costs; interest expense, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock based compensation (non-cash); and income tax expense (benefit). Earthstone excludes the foregoing items from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of Earthstone’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone’s computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone’s revolving credit facility. Free Cash Flow is a measure that Earthstone uses as an indicator of the ability to fund its development activities. Earthstone defines Free Cash Flow as Adjusted EBITDAX, less interest expense, less accrual-based capital expenditures. Management believes that Free Cash Flow, which measures the ability to generate additional cash from Earthstone’s business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of the Company’s performance and net cash provided by operating activities as a measure of liquidity. Note: Reconciliations assume Earthstone Standalone Adjusted EBITDAX. (1) Consists of expense for non-cash equity awards and also for cash-based liability awards that are expected to be settled in cash. No cash-based liability awards were settled in cash during 2021. On February 9, 2022, cash-based awards were settled in the amount of $8.1 million. Stock-based compensation is included in General and administrative expense in the Consolidated Statements of Operations. Reconciliation of Non-GAAP Financial Measures: ESTE Standalone Three Months Ended Year Ended 12/31/21 12/31/21 Net (loss) income $69,055 $61,506 Accretion of asset retirement obligations 149 1,065 Depreciation, depletion and amortization 28,874 106,367 Interest expense, net 3,128 10,796 Transaction costs 1,969 4,875 Loss (gain) on sale of oil and gas properties 2 (738) Exploration expense 15 341 Unrealized loss (gain) on derivative contracts (30,460) 40,795 Stock based compensation (1) 10,393 21,014 Income tax expense (benefit) 2,202 1,859 Adjusted EBITDAX $85,327 $247,880 Interest Expense (3,128) (10,796) Capital Expenditures (accrual basis) (53,702) (130,492) Free Cash Flow $28,497 $106,592 (1)

Reconciliation of Non-GAAP Financial Measures: Chisholm Standalone

Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Earthstone's management team and external users of Chisholm's financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone's management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate Chisholm's operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure.

Earthstone defines Adjusted EBITDAX as net (loss) income plus, when applicable, (gain) loss on sale of oil and gas properties, net; accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; transaction costs; interest expense, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock based compensation (non-cash); and income tax expense (benefit). Earthstone excludes the foregoing items from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of Earthstone's operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone's computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone's revolving credit facility.

Free Cash Flow is a measure that Earthstone uses as an indicator of the ability to fund Chisholm's development activities. Earthstone defines Free Cash Flow as Adjusted EBITDAX, less interest expense, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures the ability to generate additional cash from Chisholm's business operations, is an important financial measure for use in evaluating Chisholm's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of Chisholm's performance and net cash provided by operating activities as a measure of liquidity.

Chisholm Standalone Adjusted EBITDAX and Free Cash Flow Reconciliation ($ in 000s)

	Three Months Ended 12/31/21	Year Ended 12/31/21[1]
Net (loss) income	$35,230	($130,291)
Interest expense, net	2,850	11,558
Income tax expense (benefit)	-	3
Stock based compensation	167	2,798
Depreciation, depletion and amortization	16,989	69,672
Rig termination expense	-	-
Exploration expense	3	50
Accretion of asset retirement obligations	24	96
Unrealized loss (gain) on derivative contracts	(19,669)	36,651
Settlements on commodity derivatives of Chisholm [1]	14,023	42,100
Impairment expense	-	114,907
Adjusted EBITDAX	**$49,618**	**$147,545**
Interest Expense	($2,850)	($11,558)
Capital Expenditures (accrual basis)	($19,247)	($61,666)
Free Cash Flow	**$27,521**	**$74,321**

Note: Reconciliations assume Chisholm Standalone Adjusted EBITDAX. Assumes Chisholm 4Q 2021 unhedged Adjusted EBITDAX is midpoint based on range of $45.6 million to $53.6 million and Chisholm 2021 unhedged Adjusted EBITDAX is the midpoint based on range of $143.5 million to $151.6 million.

(1) Represents an adjustment to include realized losses during the period on commodity derivatives of Chisholm since Earthstone did not acquire Chisholm's derivative books.

EARTHSTONE Energy Inc. 37

38 Bighorn Standalone Adjusted EBITDAX and Free Cash Flow Reconciliation ($ in 000s) Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Earthstone’s management team and external users of Bighorn’s financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate Bighorn’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Earthstone defines Adjusted EBITDAX as net (loss) income plus, when applicable, (gain) loss on sale of oil and gas properties, net; accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; transaction costs; interest expense, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock based compensation (non-cash); and income tax expense (benefit). Earthstone excludes the foregoing items from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of Earthstone’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone’s computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone’s revolving credit facility. Free Cash Flow is a measure that Earthstone uses as an indicator of the ability to fund Bighorn’s development activities. Earthstone defines Free Cash Flow as Adjusted EBITDAX, less interest expense, less accrual- based capital expenditures. Management believes that Free Cash Flow, which measures the ability to generate additional cash from Bighorn’s business operations, is an important financial measure for use in evaluating Bighorn’s financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of Bighorn’s performance and net cash provided by operating activities as a measure of liquidity. Note: Reconciliations assume Bighorn Standalone Adjusted EBITDAX. (1) Year Ended 12/31/21 includes Bighorn cash flows from February 2, 2021 to December 31, 2021. (2) Represents an adjustment to include realized losses during the period on commodity derivatives of Bighorn since Earthstone did not acquire Bighorn’s derivative books. Reconciliation of Non-GAAP Financial Measures: Bighorn Standalone Three Months Ended Eleven Months Ended 12/31/21 12/31/21 Net (loss) income $108,422 $84,774 Depreciation, depletion and amortization $16,283 $54,347 Interest expense, net $1,736 $9,332 Change in fair value of warrant liability $4,912 $4,912 Loss (gain) on sale of oil and gas properties ($27) $177 Unrealized loss (gain) on derivative contracts ($57,285) $97,968 Settlements on commodity derivatives of Bighorn (2) $39,207 $75,670 Income tax expense (benefit) $1,300 $1,300 Adjusted EBITDAX $114,548 $328,480 Interest Expense ($1,736) ($9,332) Capital Expenditures (accrual basis) ($15,084) ($40,914) Free Cash Flow $97,728 $278,234 (1)

Reconciliation of Non-GAAP Financial Measures: ESTE Pro Forma

Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Earthstone's management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone's management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure.

Earthstone defines Adjusted EBITDAX as net (loss) income plus, when applicable, (gain) loss on sale of oil and gas properties, net; accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; transaction costs; interest expense, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock based compensation (non-cash); and income tax expense (benefit). Earthstone excludes the foregoing items from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of Earthstone's operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone's computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone's revolving credit facility.

Free Cash Flow is a measure that Earthstone uses as an indicator of the ability to fund its development activities. Earthstone defines Free Cash Flow as Adjusted EBITDAX, less interest expense, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures the ability to generate additional cash from Earthstone's business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of the Company's performance and net cash provided by operating activities as a measure of liquidity.

Pro Forma Adjusted EBITDAX and Free Cash Flow Reconciliation ($ in 000s)

	Three Months Ended 12/31/21	Year Ended 12/31/21(1)
Net (loss) income	$212,707	$15,989
Accretion of asset retirement obligations	173	1,161
Depreciation, depletion and amortization	62,146	230,386
Impairment expense	-	114,907
Interest expense, net	7,714	31,686
Transaction costs	1,969	4,875
Loss (gain) on sale of oil and gas properties	(25)	(561)
Exploration expense	18	391
Unrealized loss (gain) on derivative contracts	(107,414)	175,414
Settlements on commodity derivatives of Bighorn and Chishholm (2)	53,230	117,770
Stock based compensation (3)	10,560	23,812
Income tax expense (benefit)	3,502	3,162
Change in fair value of warrant liability	4,912	4,912
Adjusted EBITDAX	**$249,493**	**$723,905**
Interest Expense, net	(7,714)	(31,686)
Capital Expenditures (accrual basis)	(88,033)	(233,072)
Free Cash Flow	**$153,746**	**$459,147**

Note: Reconciliations pro forma for Chisholm and Bighorn acquisitions. Assumes Chisholm 4Q 2021 unhedged Adjusted EBITDAX is midpoint based on range of $45.6 million to $53.6 million and Chisholm 2021 unhedged Adjusted EBITDAX is the midpoint based on range of $143.5 million to $151.6 million.

(1) Year Ended 12/31/21 includes Bighorn cash flows from February 2, 2021 to December 31, 2021.

(2) Represents an adjustment to include realized losses during the period on commodity derivatives of Bighorn and Chisholm since Earthstone did not acquire Bighorn or Chisholm's derivative books.

(3) Consists of expense for non-cash equity awards and also for cash-based liability awards that are expected to be settled in cash. No cash-based liability awards were settled in cash during 2021. On February 9, 2022, cash-based awards were settled in the amount of $8.1 million. Stock-based compensation is included in General and administrative expense in the Consolidated Statements of Operations.

EARTHSTONE Energy Inc. 39

40 Three Months Ended Year Ended 12/31/21 12/31/21 Cash Costs: Lease Operating Expense $13,742 $49,321 Production and Ad Valorem Taxes 8,981 26,409 Cash G&A 6,329 20,908 Interest Expense 3,128 10,796 Total Cash Costs $32,180 $107,434 Total Production (Mboe) 2,782 9,055 Cash Margin ($ / Boe): Total Average Realized Price ($ / Boe) $51.76 $46.34 Less: Lease Operating Expense $4.94 $5.45 Production and Ad Valorem Taxes 3.23 2.92 Cash G&A (1) 2.27 2.31 Interest Expense 1.12 1.19 Total Cash Costs / Boe $11.57 $11.86 Cash Margin / Boe $40.19 $34.48 Earthstone Standalone Cash Margin, All-in Cash Costs, and Cash G&A Reconciliation ($ in 000s) Earthstone uses Cash Margin, All-in Cash Costs, and Cash G&A, financial measures that are not presented in accordance with GAAP. Cash Margin, All-in Cash Costs, and Cash G&A are supplemental non-GAAP financial measures that are used by Earthstone’s management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management team believes Cash Margin, All-in Cash Costs, and Cash G&A are useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The non-GAAP financial measures of Cash Margin, All-in Cash Costs, and Cash G&A as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Cash Margin is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Cash Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Cash Margin per Boe is calculated as the sum of Cash Margin per Boe and Realized hedge settlements per Boe. Our Cash Margin per Boe measure provides additional information that may be used to further understand our cash margins. We use Cash Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Cash Margin per Boe should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Cash Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies. Note: Reconciliations assume Earthstone Standalone Cash Margin, All-in Cash Costs and Cash G&A. (1) Cash G&A excludes stock-based compensation. Reconciliation of Non-GAAP Financial Measures: ESTE Standalone

41 Three Months Ended Year Ended 12/31/21 12/31/21 Cash Costs: Lease Operating Expense $49,030 $182,582 Production and Ad Valorem Taxes 25,401 77,144 Cash G&A 13,836 52,480 Interest Expense 7,945 31,917 Total All-in Cash Costs $96,212 $344,123 Total Production (Mboe) 7,795 26,283 Cash Margin ($ / Boe): Total Average Realized Price ($ / Boe) $49.06 $42.49 Less: Lease Operating Expense $6.29 $6.95 Production and Ad Valorem Taxes 3.26 2.94 Cash G&A (2) 1.77 2.00 Interest Expense 1.02 1.21 Total All-in Cash Costs / Boe $12.34 $13.09 Cash Margin / Boe $36.72 $29.40 Pro Forma Cash Margin, All-in Cash Costs, and Cash G&A Reconciliation ($ in 000s) Earthstone uses Cash Margin, All-in Cash Costs, and Cash G&A, financial measures that are not presented in accordance with GAAP. Cash Margin, All-in Cash Costs, and Cash G&A are supplemental non-GAAP financial measures that are used by Earthstone’s management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management team believes Cash Margin, All-in Cash Costs, and Cash G&A are useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The non-GAAP financial measures of Cash Margin, All-in Cash Costs, and Cash G&A as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting GAAP. Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Cash Margin is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Cash Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Cash Margin per Boe is calculated as the sum of Cash Margin per Boe and Realized hedge settlements per Boe. Our Cash Margin per Boe measure provides additional information that may be used to further understand our cash margins. We use Cash Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Cash Margin per Boe should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Cash Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies. Note: Reconciliations pro forma for Chisholm and Bighorn acquisitions. Year Ended 12/31/21 includes Bighorn cash flows from February 2, 2021 to December 31, 2021. (1) Year Ended 12/31/21 includes Bighorn cash flows from February 2, 2021 to December 31, 2021. (2) Cash G&A excludes stock-based compensation. Reconciliation of Non-GAAP Financial Measures: ESTE Pro Forma (1)

Reconciliation of Non-GAAP Financial Measures

The non-GAAP financial measure of PV-10, as defined and presented below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. PV-10 is derived from the standardized measure of discounted future net cash flows ("Standardized Measure"), which is the most directly comparable financial measure under GAAP. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves.

Total Proved Reserve PV-10 Reconciliation ($ in 000s)[1]

	ESTE	Chisholm	Bighorn	Combined
Present value of estimated future net revenues (PV-10)	$2,016,686	$885,421	$1,847,601	$4,749,708
Future income taxes, discounted at 10%	(198,314)	-	(13,857)	(212,171)
Standardized Measure of Discounted Future Net Cash Flows	$1,818,372	$885,421	$1,833,744	$4,537,537

Note: Reconciliations pro forma for Chisholm and Bighorn acquisitions.

(1) Based on third party reserve reports by CG&A and Ryder Scott as of January 1, 2022 run at SEC pricing. PV-10 is a supplemental non-GAAP financial measure. See Appendix for reconciliation of PV-10 to the most directly comparable GAAP financial measure.

EARTHSTONE Energy Inc.
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43 The Company Overview We are a publicly-held oil and gas company engaged in the acquisition and development of oil and gas reserves through activities that include the acquisition, drilling and development of undeveloped leases, asset acquisitions and corporate acquisitions and mergers. Our assets are located almost entirely in the Midland and Delaware Basins in West Texas and New Mexico, respectively. We have successfully increased the size and scale of our business in part through the completion of several accretive acquisitions since January 2021. On January 30, 2022, we entered into the Bighorn Agreement which provides for the acquisition of substantially all of the assets of Bighorn. Pursuant to the Bighorn Agreement, we have agreed to acquire the Bighorn assets for an aggregate purchase price of approximately $860 million, subject to certain customary purchase price adjustments. The Bighorn Acquisition is expected to close in the second quarter of 2022, subject to satisfaction of customary closing conditions. On February 15, 2022, we consummated our previously announced acquisition of Chisholm for an aggregate purchase price of approximately $634 million. Both the purchase price paid and to be paid for each of these acquisitions consists of and will consist of a combination of our Class A common stock and cash. Midland Basin Overview After giving effect to the acquisition of the assets of Tracker Resource Development III, LLC, SEG-TRD LLC, SEG-TRD II LLC, Chisholm Energy Operating, LLC, and Chisholm Energy Agent, Inc. (collectively, the “Acquired Companies”) and the Bighorn Acquisition, we currently have approximately 208,500 net acres in core areas of the Midland Basin of West Texas, of which we operate approximately 96%. Our acreage is located in multiple counties with a concentration of approximately 185,500 net acres located in Irion, Reagan and Upton Counties, Texas. We have an average working interest of 92% across our operated holdings and 42% across our non- operated holdings. As of December 31, 2021, we had interests in approximately 893 gross vertical and 949 gross horizontal producing wells, of which we operate 806 vertical and 851 horizontal wells. We have identified approximately 362 potential gross (321 net), largely de-risked, operated drilling locations, the vast majority of which we believe are prospective for various benches of the Wolfcamp formation, and to a lesser extent in the Spraberry formations. Additional upside potential could be realized from locations in the Jo Mill and additional benches in the Spraberry and Wolfcamp formations. We continue to actively pursue trades and acquisitions of additional acreage in and around our existing acreage positions whereby we could increase our working interests and, importantly, increase lateral lengths. We plan to continue running a 2-rig drilling program in the Midland Basin after the consummation of the Bighorn Acquisition. Delaware Basin Overview We entered into the Delaware Basin in December 2021 with the announcement of our Chisholm Acquisition which closed in February 2022. As part of the Chisholm Acquisition, we acquired approximately 38,100 net acres located in the Delaware Basin of which approximately 85% is held by production and we expect to operate approximately 92% of the acreage. We acquired interests in 178 gross vertical and 152 gross horizontal producing wells, of which we operate 99 vertical and 90 horizontal wells. We have identified approximately 414 potential gross (237 net), largely de-risked, operated drilling locations, the vast majority of which we believe are prospective for various benches of the Bone Spring formation, and to a lesser extent in the Wolfcamp formations. We remain focused on efficiently integrating the newly acquired Chisholm assets into our operations. We will pursue trades and acquisitions of additional acreage in and around this newly acquired acreage whereby we could increase our working interests and, importantly, increase lateral lengths. We plan to continue running a 2-rig drilling program in the Delaware Basin which was being executed by the prior operator. Combined Pro Forma Assets As of December 31, 2021 on a pro forma basis for the acquisition of the Acquired Companies and the Bighorn Acquisition, we have approximately 246,700 net acres in core areas of the Midland Basin of West Texas and the Delaware Basin of New Mexico, of which we operate approximately 234,500. 97% of our operating acreage is held by production. We have an average working interest of 86% across our operated holdings and 42% across our non-operated holdings. We have interests in approximately 1,071 gross vertical and 1,218 gross horizontal producing wells, of which we operate 905 vertical and 977 horizontal wells.

44 Business Strategy Our Business Strategy Our current business strategy is to focus on the economic development of our existing acreage and increase our operated acreage and well locations in oil-rich areas of the Midland and Delaware Basins through the following: Profitably increase cash flows, production and reserves by optimally developing our asset base. Our business plan is focused on building a company that is optimally suited for development and consolidation of additional assets, and therefore able to generate strong, repeatable cash flows. We seek to maximize the value of our assets by focusing on cash returns generated by our development and acquisition activities. We have been free cash flow positive every quarter since the second quarter of 2020, and expect to generate free cash flow and grow production on a go-forward basis. We expect to maintain free cash flow for the foreseeable future based on our current four-rig plan. Expand our acreage positions and drilling inventory in our areas of primary interest through acquisitions, with an emphasis on operated positions. We have consolidated assets in the Midland Basin, through the completion of three acquisitions in the basin in 2021. These acquisitions were completed at attractive Proved Developed Producing (“PDP”) PV-10 purchase price multiples (purchase prices being no higher than 1.1x PDP PV-10 based on NYMEX strip pricing just prior to each acquisition) and have doubled our production in the past twelve months. With the consummation of the Chisholm Acquisition, we have entered the Delaware Basin, and with the closing of the Bighorn Acquisition, we will have quadrupled our production since the beginning of fourth quarter of 2020, acquiring 582 new economic gross drilling locations since the beginning of 2021. Cost-effectively produce, develop and exploit our existing acreage, with a continued focus on operational improvements. We strive to continually drive efficiencies through economies of scale, pad drilling and active management of service costs. Since 2018, we have reduced our average cost per completed lateral foot by over 30%, reduced our average drilling costs by over 25% and increased our average number of wells per pad by over 100%. By managing costs and improving operational efficiency by incorporating best practices from our prior experiences, we are able to maximize the value of our wells and increase our cash flow each year. By implementing our operating philosophy and maintaining a low cost general and administrative expense (“G&A”) structure, we continue to seek to decrease per unit lease operating expenses (“LOE”) and cash G&A. Maintain a disciplined financial strategy. We believe we are in a strong financial position and have developed a disciplined strategy to maintain a conservative balance sheet with low leverage and ample liquidity to fund our operations. We believe we have one of the lowest leverage levels among our peers, despite substantially growing our production, by maintaining financial discipline through our commitment to prudent use of debt and equity financing. Our management team seeks to allocate capital to what we believe are our highest-return projects in order to continue to improve our cost structure. We intend to rely substantially upon our cash flows from operations to fund our capital requirements as we seek to maintain our long-term net leverage target of approximately 1.0x or lower. As a part of our disciplined financial strategy, Earthstone has historically utilized a mix of cash and stock to effect asset acquisitions to keep leverage around our target levels. For example, we issued approximately $416 million of equity to the sellers in our Midland Basin acquisitions and our one Delaware Basin acquisition, representing 40% of total consideration of $1,035.9 million. We have continued this approach with the Bighorn Acquisition. The announced Bighorn Acquisition includes approximately $90 million of equity to the sellers, or 10% of the total $860 million purchase price, based on an $13.25 price for each share of Earthstone’s Class A common stock (“Class A Common Stock”) on January 28, 2022, the last trading day before the Bighorn Acquisition was announced. We intend to fund the Bighorn Acquisition with a combination of borrowings under our Revolving Credit Facility, the issuance of 280,000 shares of newly authorized convertible preferred stock, $0.001 par value per share (the “Preferred Stock”), and cash on hand. The Company anticipates gross proceeds of $280 million from the issuance of the Preferred Stock. Committed to environmental, social and governance (“ESG”) excellence. We are committed to operating in a safe, environmentally sound manner. We are highly focused on environmental stewardship, with key priorities including the limiting of routine flaring, installation of vapor recovery units (“Vapor Recovery Units”), a Leak Detection & Repair program and a plan for the vast majority of water disposal to occur by pipeline in order to reduce truck hauls and CO2 emissions. Our flaring reduction target of zero has resulted in a 2020 flaring intensity 45% below the average of our peers in the Permian Basin and 2020 greenhouse gas (“GHG”) emissions 29% below the average of our peers in the Permian Basin.

45 Competitive Strengths Our Strengths We believe that the following strengths will be beneficial in achieving our business goals: Extensive development potential in one of the most oil-rich regions of the United States. As of December 31, 2021, and pro forma for the acquisition of the Acquired Companies and the Bighorn Acquisition, we have an inventory of approximately 776 gross operated identified drilling locations across our positions with attractive returns. At our current anticipated four-rig pace, this inventory represents more than 13 years of drilling opportunities. We believe that these identified drilling locations are relatively low risk because we and other nearby producers have delineated our acreage and surrounding areas. In addition, we believe that our drilling locations offer some of the most attractive single-well rates of return compared to other plays across North America. Favorable margins due to low cost production. Our continued focus on minimizing operating and cash G&A costs has led to all-in cash costs which we believe are below our Permian peers and more in line with large-cap Permian producers. As a result, our cash margins for the fourth quarter of 2021 were materially higher than many of our public small-mid Permian producer peers which allows us to generate incremental free cash flow to pursue additional development and consolidation activities while maintaining our capital structure targets. Management intends to look towards the goal of bringing the same track record of success on optimizing costs to the integration of the Bighorn Acquisition. Experienced management team with substantial technical and operational expertise. Our senior management team has substantial operational and financial experience in Texas and New Mexico as well as other resource plays. Our team has operated large development programs over the past 15+ years employing a proven operational strategy with demonstrated and repeatable success. We have never paid a dividend, instead preferring to utilize generated cash flow for debt repayment and for reinvestment into growing our business. A conservative balance sheet with ample liquidity and no near-term maturities. We believe that our strong financial position, ample liquidity and prudent financial strategy allows us to attractively grow our reserves, production and cash flows. Furthermore, with our Revolving Credit Facility maturing in November of 2024, we have no near-term debt maturities. We believe our borrowing capacity, cash on hand and cash flow from operations will provide us with sufficient liquidity to execute our go-forward drilling and business plan while maintaining low leverage. As of December 31, 2021, after giving effect to the acquisitions of the Acquired Companies, and the Bighorn Acquisition, our net debt to Adjusted EBITDA for the fourth quarter of 2021 annualized (“LQA EBITDA”) ratio was approximately 1.1x. As of December 31, 2021, our total proved producing PV-10 to net debt was 3.3x and our total proved PV-10 to net debt was 5.1x per our third party reserve reports at NYMEX pricing as of March 15, 2022.

46 Development and Capital Program Development and Capital Program Our capital expenditures for the year ended December 31, 2021, exclusive of acquisitions, were approximately $130 million, including drilling and completion costs, non-operated drilling and completions (“D&C”) activity, land and infrastructure expenditures and other capital projects. Greater efficiency with our completed lateral length costs has resulted in cost decreasing from approximately $1,008 per foot in 2018 to an estimated cost of approximately $670 per foot in the fourth quarter of 2020. In 2021, with service costs beginning to increase as commodity prices improved, we were still able to achieve D&C cost per completed lateral foot of approximately $700 in 2021 for a 10,000 foot lateral. For the year ended December 31, 2021 and including our non-operated interests, we had approximately 27 gross (16.2 net) horizontal wells online by running two rigs. We currently expect that we will be able to fully fund our 2022 capital budget (as discussed in more detail below), inclusive of additional activity we expect to be associated with the Bighorn Acquisition, with cash on hand and cash flows from operations. As of December 31, 2021, on a pro forma basis for the acquisition of the Acquired Companies and the Bighorn Acquisition, we own an average working interest of approximately 80% in our proved undeveloped drilling locations, which provides us with the developmental flexibility and control over the amount and timing of our capital expenditures. Pro forma for the acquisition of the Acquired Companies and the Bighorn Acquisition, we will be running four-rigs and plan to maintain that activity level throughout 2022. We will target a moderate production growth rate on a go-forward basis, utilizing an anticipated four-rig drilling program, which we expect to be funded within operating cash flow. Our capital expenditure estimates are based on management’s current expectations and assumptions about future events. While we consider these expectations and assumptions to be reasonable, they are subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The amount and timing of these capital expenditures is largely discretionary and within our control. We could choose to defer a portion of these planned capital expenditures depending on a variety of factors, including, but not limited to, the success of our drilling activities, prevailing and anticipated prices for natural gas, oil and NGLs, midstream takeaway capacity, the availability of necessary equipment, infrastructure and capital, the receipt and timing of required regulatory permits and approvals, seasonal conditions and drilling and completion costs. We have historically funded development and operating activities primarily through equity raises, borrowings under our revolving credit facility and cash flows from operations. In the future, we may access capital through proceeds from potential asset dispositions, borrowings under our revolving credit facility and the future issuance of debt and/or equity securities.